                              INDEX OF ATTACHMENTS
                                     ITEM 77

SUB-ITEM 77C    Submission of Matters to a Vote of Security Holders

SUB-ITEM 77D    Policies with Respect to Security Investments

SUB-ITEM 77I    Terms of New or Amended Securities

SUB-ITEM 77M    Mergers

SUB-ITEM 77O    Transactions Effected Pursuant to Rule 10f-3

SUB-ITEM 77Q1   EXHIBIT (a): Amendment to Registrant's Declaration of Trust
                EXHIBIT (e): New or Amended Advisory Contracts
                EXHIBIT (g): Merger or Consolidation Agreements